Exhibit 8(CA)

PARTICIPATION AGREEMENT

Among

TIAA-CREF Life Funds

Teachers Personal Investors Services, Inc.

Teachers Advisors, Inc.

and

TIAA-CREF Life Insurance Company

THIS AGREEMENT, made as of February 14,2014 to be effective retroactive to May 1, 2012 by and among TIAA-CREF Life Insurance Company (the “Insurance Company”), a life insurance company, on its own behalf and on behalf of each segregated asset account (the “Accounts”) established by Insurance Company, TIAA-CREF Life Funds, a Delaware statutory trust (the “Trust”), on behalf of each current or future series of shares of the Trust (the “Designated Funds”), Teachers Advisors, Inc. (the “Adviser”), a Delaware limited liability company operating as a registered investment adviser, and Teachers Personal Investors Services, Inc. (“TPIS”), a Delaware limited liability company operating as a broker-dealer.

WHEREAS, the Trust engages in business as an open-end management investment company and is or will be available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts to be offered by insurance companies which have entered into participation agreements with the Trust (the “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Trust is divided into the Funds, each representing a particular managed portfolio of securities and other assets; and

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (“SEC”) (or may rely upon any subsequent SEC rule makings that substantially replace or coincide therewith) granting exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T) (b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain other investors (the “Mixed and Shared Funding Exemptive Order”); and

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and shares of the Trust are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, Insurance Company has issued or will issue certain variable life insurance or variable annuity contracts (including any certificates thereunder) supported wholly or partially by the Accounts (the “Contracts”); and

WHEREAS, the Accounts are duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of Insurance Company, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, Insurance Company has registered or will register the Accounts as unit investment trusts under the 1940 Act or will not register the Accounts in proper reliance upon an exclusion from registration under the 1940 Act; and

WHEREAS, TPIS is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and acts as the Trust’s principal underwriter and distributor; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, Insurance Company intends to purchase shares in the Designated Funds on behalf of the Accounts to fund the aforesaid Contracts, and TPIS is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, Insurance Company, the Trust and TPIS agree as follows:

ARTICLE I.    Sale of Fund Shares

1.1          TPIS agrees to sell to the Accounts those shares of the Designated Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Designated Funds. The Trust reserves the right to sell its shares to other persons and to appoint additional underwriters and distributors.

1.2          The Trust agrees to make shares of the Designated Funds available for purchase at the applicable net asset value per share by Insurance Company and the Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and in accordance with the Trust’s then-current registration statement. Notwithstanding the foregoing, the Board of Trustees of the Trust (the “Board”) may refuse to sell shares of any Designated Fund to any person, or suspend or terminate the offering of shares of any Designated Fund if such action is required by law or by regulatory authorities having jurisdiction, or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Fund.

1.3          The Trust and TPIS agree that shares of the Designated Funds will be sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the Trust that they qualify to purchase shares of the Designated Funds under Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder without impairing the ability of the Accounts to consider the portfolio investments of the Designated Funds as constituting investments of the Accounts for the purpose of satisfying the diversification requirements of Section 817(h) (“Qualified Persons”). No shares of any Designated Funds will be sold to the general public. The Trust and TPIS will not sell Designated Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III and VII of this Agreement is in effect to govern such sales.

1.4        The Trust agrees to redeem, on Insurance Company’s request, any full or fractional shares of the Designated Funds held by Insurance Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption, except that the Trust reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Trust as described in its then-current registration statement.

1.5        The Trust hereby appoints Insurance Company as designee of the Trust for the limited purpose of receipt of purchase and redemption orders on behalf of the Accounts for shares of those Designated Funds made available hereunder, and receipt by such designee prior to the time that the Trust ordinarily calculates the net asset value of a Designated Fund as described in the Trust’s then-current registration statement shall constitute receipt by the Trust on that same Business Day, provided that the Trust, its transfer agent or other designated agent receives notice of such order by 9:30 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

In the event that National Securities Clearing Corporation (“NSCC”) systems are not functioning, or other automated means agreed upon among the parties (e.g., computer) for the placement of orders is unavailable, or there is a malfunction in Insurance Company’s or its designee’s systems on a given Business Day, in such circumstances, Insurance Company may transmit orders to the Trust, its transfer agent or as otherwise directed by the Trust via facsimile by 8:30 a.m. Eastern Time on the next Business Day following the trade date. Insurance Company must notify the Trust of the existence of any such Instructions, and the Trust and its transfer agent will use commercially reasonable efforts to process those instructions in a mutually satisfactory manner. Notwithstanding the foregoing, on a limited basis, Insurance Company may transmit instructions until 9:00 a.m. Eastern Time via NSCC on the next Business Day for corrections to already-submitted orders.

1.6        Insurance Company agrees to purchase and redeem the shares of each Designated Fund offered by the then-current registration statement of the Trust and in accordance with the provisions of such registration statement to the extent not inconsistent with the terms and conditions of this Agreement.

1.7        Insurance Company shall pay for Designated Fund shares one Business Day after receipt of an order to purchase Designated Fund shares is made in accordance with the provisions of Section 1.5 hereof . Payment shall be in federal funds transmitted by wire by 3:00 p.m. Eastern time (unless the Trust determines and so advises Insurance Company that sufficient proceeds are available from redemption of shares of other Designated Funds effected pursuant to redemption requests tendered by Insurance Company on behalf of the Accounts, or unless the Trust otherwise determines and so advises Insurance Company to delay the date of payment, to the extent the Trust may do so under the 1940 Act). If payment in federal funds for any purchase is not received or is received by the Trust after 3:00 p.m. Eastern time on such Business Day, Insurance Company shall promptly, upon the Trust’s request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowings or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of portfolio transactions effected by the Trust based upon such purchase request. For purposes of Section 2.8 and 2.9 hereof, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of Insurance Company and shall become the responsibility of the Trust. Payment for Designated Fund shares redeemed by the Accounts or Insurance Company shall be made by the Trust in federal funds transmitted by wire to Insurance Company or any other designated person by 3:00 p.m. Eastern time on the next Business Day after an order to redeem a Designated Fund’s shares is made in accordance with the provision of Section 1.5 hereof (unless redemption proceeds are to be applied to the purchase of shares of other Designated Funds in accordance with this Section 1.7). Upon receipt by Insurance Company of the payment, such funds shall cease to be the responsibility of the Trust and shall become the responsibility of Insurance Company.

In the event that NSCC systems are not functioning on a given Business Day (1) for net purchase orders, Insurance Company shall wire payment, or arrange for payment to be wired by Insurance Company’s designated bank or custodian, in immediately available funds, to the Designated Fund’s custodial account at the Trust’s custodian; and (2) for net redemption orders, the Trust or its transfer agent shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by Insurance Company in writing. Wires from Insurance Company must be received no later than the close of the Federal Reserve Wire Transfer System on the next day on which the Federal Reserve Wire Transfer System is open.

1.8        Issuance and transfer of a Designated Fund’s shares will be by book entry only. Stock certificates will not be issued to Insurance Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9        The Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to Insurance Company of any income, dividends or capital gain distributions payable on the Designated Funds’ shares. Insurance Company hereby elects to receive all such income, dividends, and capital gain distributions as are payable on Designated Fund shares in additional shares of that Fund at the ex-dividend date net asset values. Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify Insurance Company of the number of shares so issued as payment of such dividends and distributions.

1.10        The Trust shall make the net asset value per share for each Designated Fund available to Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time each Business Day. If the net asset value is materially incorrect through no fault of Insurance Company, Insurance Company on behalf of each Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value in accordance with Trust procedures and the Trust shall bear the cost of correcting such errors, pursuant to Schedule B. Any material error in the calculation or reporting of the net asset value, dividends, or capital gain information shall be reported to Insurance Company promptly upon discovery.

1.11        The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust’s shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in other investment companies.

1.12        Insurance Company shall not, without prior notice to the Trust (unless otherwise required by applicable law), take any action to operate the any Account as a management investment company under the 1940 Act.

1.13        Insurance Company shall not, without prior notice to the Trust (unless otherwise required by applicable law), induce or encourage Contract owners to seek to change or modify the Trust or any Designated Fund or remove or otherwise change the Trust’s distributor or investment adviser.

1.14        Insurance Company shall not, without prior notice to the Trust, induce or encourage Contract owners to vote on any matter submitted for consideration by the shareholders of the Trust in a manner other than as recommended by the Board.

1.15        Insurance Company acknowledges that, pursuant to Form 24F-2, the Trust is not required to pay fees to the SEC for registration of its shares under the 1933 Act with respect to its shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a “Registered Account”). Insurance Company agrees to provide the Trust or its agent each year within 60 days of the end of each of the Designated Fund’s fiscal years, or when reasonably requested by the Trust, information as to the number of shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. Insurance Company acknowledges that the Trust intends to rely on the information so provided.

1.16        Pursuant to Rule 22c-2 of the 1940 Act, on behalf of the Trust, Insurance Company agrees to comply with the terms included in the attached Schedule A as of the effective date of this Agreement.

ARTICLE II.    Representations and Warranties

2.1        Insurance Company represents and warrants that interests in the Contracts are or will be registered under the 1933 Act or that interests in the Contracts are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. Insurance Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. Insurance Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Accounts prior to any issuance or sale thereof as segregated asset accounts under state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Contracts or that it has not registered the Accounts in proper reliance upon an exclusion from registration under the 1940 Act. Insurance Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by Insurance Company. Insurance Company further represents and warrants that it shall comply with the requirements of Rule 498 and any applicable guidance received from the SEC or from the SEC staff thereunder in connection with the delivery of the Trust’s summary prospectuses, as defined in Rule 498 under the 1933 Act, and any other duties assumed by Insurance Company in this Agreement. Insurance Company represents and warrants that it has reasonable policies and procedures in place to ensure that it can appropriately meet its obligations under this Agreement.

2.2        The Trust represents and warrants that Designated Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance in all material respects with all applicable federal and state laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or TPIS.

2.4        The Trust makes no representations as to whether any aspect of its operations, including but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states.

2.5        The Trust represents that it is lawfully organized and validly existing under the laws of Delaware and that it does and will comply in all material respects with the 1940 Act and any regulations thereunder.

2.6        TPIS represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC and will remain duly registered under all applicable federal and state laws. TPIS further represents and warrants that it serves as principal underwriter/distributor of the Trust and that it will sell and distribute the Designated Funds’ shares in compliance in all material respects with all applicable state and federal laws.

2.8        The Trust and TPIS represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9        Insurance Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by Insurance Company dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. Insurance Company agrees that any amounts received under such bond in connection with claims that arise from the arrangements described in this Agreement will be held by Insurance Company for the benefit of the Trust. Insurance Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and TPIS in the event that such coverage no longer applies. Insurance Company agrees to exercise its best efforts to ensure that other individuals/entities not employed or controlled by Insurance Company and dealing with the money and/or securities of the Trust maintain a similar bond or coverage in a reasonable amount.

2.10        The Trust represents and warrants that the Trust shall maintain policies and procedures consistent with the requirements of Rule 38a-1 under the 1940 Act.

ARTICLE III.    Prospectuses, Statements of Additional Information, and Proxy Statements; Voting

3.1        At least annually (or in the case of an amended summary prospectus or supplement, when that amended summary prospectus is issued), the Trust, through TPIS, shall provide Insurance Company with as many copies of the Trust’s current summary prospectuses (describing the Designated Funds) and any supplements thereto as Insurance Company may reasonably request, at the Trust’s expense, to distribute to existing Contract owners (including at the time of Contract fulfillment and confirmation) with Contract value allocated to the Trust. The Trust, through TPIS, shall provide Insurance Company (at TPIS’ expense) with as many copies of the Trust’s current summary prospectuses (describing only the Designated Funds) and any supplements thereto as Insurance Company may reasonably request for distribution to other Contract owners and to prospective purchasers of Contracts. The Trust will provide the copies of said summary prospectuses and supplements to Insurance Company or to its mailing agent. With respect to any Designated Fund summary prospectuses to be printed for existing Contract owners with Contract value allocated to the Trust together with the prospectus(es) for other investment vehicles funding the Accounts, the Trust agrees to pay its proportionate share of reasonable expenses as represented by the ratio that the number of pages of the Designated Fund’s summary prospectuses bears to the total number of pages in the document. The Trust will, upon request, provide Insurance Company with a copy of the Designated Funds’ summary prospectuses through electronic means to facilitate Insurance Company’s efforts to provide Designated Fund summary prospectuses via electronic delivery. Insurance Company shall update its website with the most recent version of a Designated Fund’s summary prospectuses no earlier than the date of such summary prospectuses or supplements and shall remove from its website any earlier copies of the Funds’ summary prospectuses or settlements no later than the time for which the effectiveness of such summary prospectuses expires.

3.2        The Designated Funds’ summary prospectuses shall state that the current statutory prospectuses and Statement of Additional Information (SAI) for the Designated Funds are available from the Trust, and at its expense, shall print, or otherwise reproduce, and provide sufficient copies of such statutory prospectuses, SAI and any supplements thereto free of charge to Insurance Company for itself, and for any owner of a Contract with Contract value allocated to the Trust who requests such prospectuses and/or SAI. The Trust will provide Insurance Company with as many copies of the statutory prospectuses, SAI and any supplements thereto as Insurance Company may reasonably request for distribution, at TPIS’ expense, to other Contract owners and to prospective Contract owners. Insurance Company shall send a statutory prospectus and/or SAI or any supplements to any such Contract owner within 3 business days of the receipt of a request.

3.3        The Trust, at its expense, shall provide Insurance Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as Insurance Company shall reasonably require for distributing to Contract owners with Contract value allocated to the Trust. Insurance Company will distribute this proxy material, reports and other communications to existing Contract owners with Contract value allocated to the Trust. The Trust, at TPIS’ expense, shall provide Insurance Company with copies of the Designated Funds’ annual and semi-annual reports to shareholders in such quantity as Insurance Company shall reasonably request for use in connection with offering the Contracts issued by Insurance Company. If requested by Insurance Company in lieu thereof, the Trust shall provide such documentation (which may include a final copy of the Designated Funds’ annual and semi-annual reports as set in type or on diskette, at the Trust’s expense) and other assistance as is reasonably necessary in order for Insurance Company to print such shareholder communications for distribution to Contract owners (such printing for existing Contract owners with Contract value allocated the Trust to be at the Trust’s expense). With respect to any Trust communication to be printed for existing Contract owners with Contract value allocated to the Trust together with communications for other investment vehicles funding the Accounts, the Trust agrees to pay its proportionate share of reasonable expenses as represented by the ratio that the number of pages of the Trust’s communication bears to the total number of pages in the document.

3.4        Insurance Company shall:

    (i)    solicit voting instructions from Contract owners;

    (ii)    vote the Designated Fund shares in accordance with instructions received from Contract owners; and

    (iii)    vote Designated Fund shares for which no timely instructions have been received in the same proportion as shares of such Designated Fund for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. Insurance Company reserves the right to vote Designated Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5        Participating Insurance Companies, including Insurance Company, shall be responsible for assuring that each of their separate accounts participating in a Designated Fund calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order (or is relying upon subsequent SEC rule makings that substantially replace or coincide with Mixed and Shared Funding Exemptive Order), and consistent with any reasonable standards that the Trust may adopt and provide in writing.

ARTICLE IV.    Sales Material and Information

4.1        TPIS hereby grants to Insurance Company a non-exclusive, worldwide, non-transferable, non-sublicensable, royalty-free and limited license to use its trademarks, its name, the name of Adviser and the Trust and Designated Fund name(s) in connection with its obligations under this Agreement. Notwithstanding the foregoing license, unless Insurance Company will use TPIS’ trademark(s) and/or the Trust and Designated Fund name(s) in or as a part of Sales Literature or Other Promotional Materials that includes other fund companies’ trademarks and/or fund names as a listing of funds available in connection with the sale of Contracts, Insurance Company shall furnish, or shall cause to be furnished, to TPIS, each piece of Sales Literature or Other Promotional Materials that Insurance Company develops or uses and in which (a) a trademark of TPIS appears or is shown or (b) the Trust (or a Designated Fund thereof) or the Adviser or TPIS is named, at least ten calendar days prior to its use. No such material shall be used by Insurance Company if TPIS reasonably objects to such use within ten calendar days after receipt of such material. TPIS reserves the right to reasonably object to the continued use of such material, and no such material shall be used by Insurance Company if TPIS so objects. All such use by Insurance Company of such material shall be in accordance with TPIS’ reasonable policies regarding advertising and trademark use. TPIS, in its sole discretion from time to time, may change the appearance and/or style of its trademarks, provided that Insurance Company is given sufficient advance notice to implement any such changes. Insurance Company acknowledges and agrees that, except for the limited license granted pursuant to this section, (i) TPIS has the rights to license its trademarks, (ii) Insurance Company has no rights, title or interest in or to TPIS’ trademarks, and (iii) all use of such trademarks by Insurance Company shall inure to the benefit of TPIS. Insurance Company shall not apply for registration of a trademark that is confusingly similar or identical to any of TPIS’ trademarks anywhere in the world. TPIS may rescind this license at any time if it determines, in its sole discretion, that use of its trademarks or the Trust or Designated Fund name(s) will have an adverse effect on it, the Adviser or a Fund. Upon the expiration or termination of this Agreement or the termination of the license granted in this section, Insurance Company shall cease using the trademarks of the Trust, the Designated Funds, the Adviser and TPIS except as the parties may agree in writing.

4.2        Insurance Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectuses or SAI for the Designated Fund shares, as such registration statement and prospectuses or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Designated Funds, or in Sales Literature or Other Promotional Materials approved by the Trust or its designee or by TPIS, except with the permission of the Trust or TPIS or the designee of either.

4.3        The Trust, TPIS, or its designee shall furnish, or shall cause to be furnished, to Insurance Company, each piece of Sales Literature or Other Promotional Materials in which Insurance Company, and/or its Accounts, are named prior to its use. No such material shall be used if Insurance Company reasonably objects to such use after receipt of such material. Insurance Company reserves the right to reasonably object to the continued use of such material and no such material shall be used if Insurance Company so objects.

4.4.        The Trust and TPIS shall not give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, prospectus, or SAI for the Contracts, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in published reports for the Accounts which are in the public domain or approved by Insurance Company for distribution to Contract owners, or in Sales Literature or Other Promotional Materials approved by Insurance Company or its designee, except with the permission of Insurance Company.

4.5        The Trust will provide to Insurance Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, Sales Literature and Other Promotional Materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Funds or their shares, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.

4.6        Insurance Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, Sales Literature and Other Promotional Materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Accounts, within a reasonable time after the filing of such document(s) with the SEC or other regulatory authorities.

4.7        For purposes of this Article IV, the phrase “Sales Literature and Other Promotional Materials” includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, summary and statutory prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Trust.

4.8        The Trust and TPIS will provide Insurance Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Fund and of any material change in the Trust’s registration statement (other than changes that take place at the time of the annual prospectuses update), particularly any change resulting in a change to the registration statement or prospectuses or statement of additional information for any Designated Fund, to the extent such notice is permissible under the law and the Trust’s selective disclosure policies and a determination is made by the Trust to mail such supplements to Designated Fund shareholders. The Trust will cooperate with Insurance Company so as to enable Insurance Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. Insurance Company will be seeking to combine mailings to Contract owners to reduce costs to the extent practicable.

ARTICLE V.    Fees and Expenses

5.1        Except as otherwise provided herein, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement pursuant to this Agreement.

5.2        All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust, except as otherwise provided herein. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Designated Funds’ shares, preparation and filing of the Funds’ prospectuses and registration statement, proxy materials and reports, setting the prospectuses in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing the annual report and semi-annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Designated Funds’ shares.

5.3        The parties shall bear the expenses of printing the Designated Funds’ prospectuses, SAI and other documents and of distributing the Funds’ prospectuses, SAI, proxy materials, and reports to Contract owners and prospective Contract owners as described in Section 3.1 through 3.3.

ARTICLE VI.    Diversification and Qualification

6.1        Subject to Insurance Company’s representations and warranties in Section 6.3, the Trust represents and warrants that the Trust will invest the assets of each Designated Fund in such a manner as to ensure that the Contracts will be treated as annuity, endowment, or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Trust represents and warrants that each Designated Fund of the Trust will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. In the event of a breach of this Article VI by the Trust, it will (a) take all reasonable steps to notify Insurance Company of such breach and (b) promptly take all necessary steps to adequately diversify the Designated Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817.5.

6.2        The Trust represents that each Designated Fund is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify Insurance Company promptly upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3        Insurance Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment contracts, or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Trust and TPIS immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, Insurance Company represents and warrants that each of its Accounts is a “segregated asset account” and that interests in the Accounts are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Insurance Company will use every reasonable effort to continue to meet such definitional requirements, and it will notify the Trust and TPIS immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. Insurance Company further represents and warrants that it and the Accounts are Qualified Persons.

ARTICLE VII.    Potential Conflicts

7.1        The parties to this Agreement agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on Insurance Company, the Trust and/or TPIS by virtue of such order by the SEC: (i) shall apply only upon the sale of shares of the Designated Funds to variable life insurance separate accounts (and then only to the extent required under the 1940 Act); (ii) shall apply and be incorporated herein by reference only if any of Insurance Company, any Participating Insurance Company, the Trust or the Adviser relies on the exemptions from Sections 9(a), 13(a), 15(a) or 15(b) of the 1940 Act granted by the Mixed and Shared Funding Exemptive Order; (iii) will be incorporated herein by reference; and (iv) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary. If any Party intends to rely upon the Mixed and Shared Funding Exemptive Order, such reliance and the applicable conditions and undertakings thereunder shall be communicated to the other Parties hereto a reasonable time before effecting such reliance.

7.2        If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5 and 3.6 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.    Indemnification

8.1        Indemnification By Insurance Company

8.1(a).    Insurance Company agrees to indemnify and hold harmless the Trust and TPIS and each of their officers and directors and each person, if any, who controls the Trust or TPIS within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurance Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Designated Funds’ shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information (“SAI”) for the Contracts or contained in Sales Literature or Other Promotional Materials for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Insurance Company by or on behalf of the Trust for use in the Registration Statement, prospectus or SAI for the Contracts or in the Contracts or Sales Literature or Other Promotional Materials (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Designated Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectuses, SAI, or Sales Literature or Other Promotional Materials of the Trust not supplied by Insurance Company or persons under its control) or wrongful conduct of Insurance Company or persons under its authorization or control, with respect to the sale or distribution of the Contracts or Designated Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectuses, SAI, or Sales Literature or Other Promotional Materials of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of Insurance Company; or

(iv)

arise as a result of any material failure by Insurance Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by Insurance Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

For purposes of this Section 8.1, Loss shall include, without limitation, all costs associated with or arising out of any failure of Insurance Company to comply with the representations and warranties in Section 6.3, including, without limitation, all costs associated with correcting or responding to any such failure.

8.1(b).    Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

8.1(c).    Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurance Company of any such claim shall not relieve Insurance Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to Insurance Company and Insurance Company is damaged solely as a result of failure to give such notice. In case any such action is brought against an Indemnified Party, Insurance Company shall be entitled to participate, at its own expense, in the defense of such action. Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from Insurance Company to such party of Insurance Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Insurance Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)	Insurance Company and the Indemnified Party will have mutually agreed to the retention of such counsel; or

(ii)

the named parties to any such proceeding (including any impleaded parties) include both Insurance Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Insurance Company will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, Insurance Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

8.1(d).    The Indemnified Parties will promptly notify Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Designated Fund shares or the Contracts or the operation of the Trust.

8.2        Indemnification by TPIS

8.2(a).    TPIS agrees to indemnify and hold harmless Trust and Insurance Company and each of its respective directors and officers and each person, if any, who controls Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of TPIS) or litigation (including legal and other expenses) (for purposes of this Section 8.2, collectively a “Loss”) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Designated Fund shares or the Contracts; and

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectuses or SAI or Sales Literature or Other Promotional Materials of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TPIS or Trust by or on behalf of Insurance Company for use in the Registration Statement or prospectuses for the Trust or in Sales Literature or Other Promotional Materials (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Designated Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectuses or Sales Literature or Other Promotional Materials for the Contracts not supplied by TPIS or persons under its control) or wrongful conduct of the Trust or TPIS or persons under their control, with respect to the sale or distribution of the Contracts or Designated Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, SAI, or Sales Literature or Other Promotional Materials of the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Insurance Company by or on behalf of the Trust or TPIS; or

(iv)

arise as a result of any material failure by the Trust or TPIS to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)	arise out of or result from any material breach of any representation and/or warranty made by TPIS in this Agreement or arise out of or result from any other material breach of this Agreement by TPIS;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

For purposes of this Section 8.2, Loss shall include, without limitation, all costs associated with or arising out of any failure of the Trust or any Designated Fund to comply with the diversification and other qualification requirements specified in Article VI, including, without limitation, all costs associated with correcting or responding to any such failure.

8.2(b).    TPIS shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to Insurance Company or the Accounts, whichever is applicable.

8.2(c).    TPIS shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified TPIS in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify TPIS of any such claim shall not relieve TPIS from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to TPIS and TPIS is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, TPIS will be entitled to participate, at its own expense, in the defense thereof. TPIS also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from TPIS to such party of TPIS’ election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and TPIS will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)	TPIS and the Indemnified Party will have mutually agreed to the retention of such counsel; or

(ii)

the named parties to any such proceeding (including any impleaded parties) include both TPIS and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. TPIS will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, TPIS agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

8.2(d).    Insurance Company agrees promptly to notify TPIS of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

8.3        Indemnification by the Adviser

8.3(a).    The Adviser agrees to indemnify and hold harmless Insurance Company and each of its directors and officers and each person, if any, who controls Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) (for purposes of this Section 8.3, collectively a “Loss”) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Trust and:

(i)

arise as a result of any material failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)

arise out of or result from any material breach of any representation and/or warranty made by the Trust or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust or the Adviser;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

For purposes of this Section 8.3, Loss shall include, without limitation, all costs associated with or arising out of any failure of the Trust or any Designated Fund to comply with the diversification and other qualification requirements specified in Article VI, including, without limitation, all costs associated with correcting or responding to any such failure.

8.3(b).    The Adviser shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to Insurance Company, the Trust, TPIS, the Adviser or the Accounts, whichever is applicable.

8.3(c).    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the failure to notify results in the failure of actual notice to the Adviser and the Trust or Adviser is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the expense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)	the Adviser and the Indemnified Party will have mutually agreed to the retention of such counsel; or

(ii)

the named parties to any such proceeding (including any impleaded parties) include the Trust, the Adviser and the Indemnified Party and representation of all parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Adviser will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Adviser agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

8.3(d).    The Indemnified Parties agree promptly to notify the Adviser of the commencement of any litigation or proceeding against them in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Accounts, or the sale or acquisition of shares of the Designated Funds.

ARTICLE IX.    Applicable Law

9.1        This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2        This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes,

rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.    Termination

10.1        This Agreement shall continue in full force and effect until the first to occur of:

(a)

termination by any party, for any reason with respect to some or all Designated Funds, by six (6) months’ advance written notice delivered to the other parties (except in the case of the circumstances contemplated by Section 10.1(k)); or

(b)

termination by Insurance Company by three (3) months’ written notice to the Trust and TPIS with respect to any Designated Fund based upon Insurance Company’s determination that shares of a Fund are not reasonably available to meet the requirements of the Contracts; provided that such termination shall apply only to the Designated Fund not reasonably available; or

(c)

termination by Insurance Company by written notice to the Trust and TPIS in the event any of the Designated Fund’s shares are not issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Insurance Company; provided that such termination shall apply only to the affected Designated Fund; or

(d)

termination by the Trust or TPIS in the event that formal administrative proceedings are instituted against Insurance Company by FINRA, the SEC, the insurance commissioner or like official of any state or any other regulatory body regarding Insurance Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Designated Fund shares; provided, however, that the Trust or TPIS determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Insurance Company to perform its obligations under this Agreement; or

(e)

termination by Insurance Company in the event that formal administrative proceedings are instituted against the Trust or TPIS by FINRA, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that Insurance Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or TPIS to perform its obligations under this Agreement; or

(f)

termination by Insurance Company by written notice to the Trust and TPIS with respect to any Designated Fund in the event that such Designated Fund ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the diversification requirements of Section 817(h) of the Code, or if Insurance Company reasonably believes that such Designated Fund may fail to so qualify or comply; provided that such termination shall apply only to the affected Designated Fund; or

(g)

termination by the Trust or TPIS by written notice to Insurance Company in the event that the Contracts fail to meet the qualifications specified in Section 6.3 hereof; or if the Trust or TPIS reasonably believes that such Contracts may fail to so qualify; or

(h)

termination by either the Trust or TPIS by written notice to Insurance Company, if either one or both of the Trust or TPIS respectively, shall determine, in its sole judgment exercised in good faith, that Insurance Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)

termination by Insurance Company by written notice to the Trust and TPIS, if Insurance Company shall determine, in its sole judgment exercised in good faith, that the Trust, the Adviser, or TPIS has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(k)

termination by Insurance Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Fund of the Trust in accordance with the terms of the Contract, provided that Insurance Company has given at least 45 days’ prior written notice to the Trust of the date of substitution.

(l)

termination by the Trust with respect to a Designated Fund if the Board has decided to (i) refuse to sell shares of the Designated Fund to Insurance Company and/or any of its Accounts; (ii) suspend or terminate the offering of shares of the Designated Fund; or (iii) dissolve, reorganize, liquidate, merge or sell all assets of the Designated Fund; or

(m)

termination by the Trust with respect to a Designated Fund in the event that the Board determines that a material irreconcilable conflict exists as provided in the Mixed and Shared Funding Exemptive Order.

10.2        Notice Requirement.

(a)    No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

(b)    In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

10.3        Effect of Termination.

10.3(a).    Notwithstanding any termination of this Agreement, and except as otherwise provided in this Section 10.3, the Trust and TPIS shall, at the option of Insurance Company, continue until the one year anniversary of the date of termination, and from year to year thereafter if deemed appropriate by the Fund and TPIS, to make available additional shares of the affected Designated Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Funds, redeem investments in the Designated Funds and/or invest in the Designated Funds upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any termination under Section 10.1(m) or the Mixed and Shared Funding Exemptive Order and the effect of such termination shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.3 shall not apply to any termination under Section 10.1(g) or (h) of this Agreement.

Insurance Company agrees, promptly after any termination of this Agreement, to take all steps necessary to redeem the investment of the Accounts in the Designated Funds within one year from the date of termination of the Agreement as provided in this Article X. Such steps may include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Funds. The Trust may, in its discretion, permit the Accounts to continue to invest in the Designated Funds beyond such one year anniversary for an additional year beginning on the first annual anniversary of the date of termination, and from year to year thereafter; provided that the Trust agrees in writing to permit the Accounts to continue to invest in the Designated Funds at the beginning of any such year.

10.3(b).    In the event (i) the Agreement is terminated pursuant to Sections 10.1(g) or 10.1(m), at the option of the Trust or TPIS; or (ii) the one year anniversary of the termination of the Agreement is reached or, after waiver as provided in Section 10.3(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a “triggering event” and the date of termination as provided in (i) or the date of such anniversary as provided in (ii) referred to as the “request date”), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Designated Funds held by the Accounts, received by the Trust and its designated agents as of the request date, and the Trust agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Trust’s registration statement.

10.4    Insurance Company shall not redeem Designated Fund shares attributable to the Contracts (as opposed to Designated Fund shares attributable to Insurance Company assets held in an Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a “Legally Required Redemption”), or (iii) pursuant to the terms of a substitution order issued by the SEC pursuant to Section 26(c) of the 1940 Act or a no-action letter thereunder. Upon request, Insurance Company will promptly furnish to the Trust and TPIS reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, Insurance Company shall not prevent Contract owners from allocating payments to a Designated Fund that was otherwise available under the Contracts without first giving the Trust or TPIS 45 days’ notice of its intention to do so.

10.5    Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other parties shall survive. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI.     Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

TIAA-CREF Life Funds

730 Third Avenue

New York, New York 10017-3206

Attention: Secretary

If to the Insurance Company:

TIAA-CREF Life Insurance Company

8500 Andrew Carnegie Boulevard

Charlotte, NC 28203

Attention: President

If to the Adviser:

Teachers Advisors, Inc.

730 Third Avenue

New York, New York 10017-3206

Attention: Chief Operations Officer

If to TPIS:

Teachers Personal Investors Services, Inc.

730 Third Avenue

New York, New York 10017-3206

Attention: Chief Operations Officer

Or to such other address as the parties will designate by notice to each other.

ARTICLE XII.    Miscellaneous

12.1    All references herein to the Trust are to each of the Trust and its Designated Funds as if this agreement were between such individual Fund and TPIS and Insurance Company. All references herein to the Adviser relate solely to the Adviser of such individual Designated Fund, as appropriate. All persons dealing with the Trust must look solely to the property of such Trust, and to the specific Designated Fund as though such Designated Fund had separately contracted with Insurance Company and TPIS for the enforcement of any claims against the Trust. The parties agree that none of the Board, officers, agents and shareholders assume any personal liability or responsibility for obligations entered into by or on behalf of the Trust.

12.2    Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Notwithstanding anything to the contrary in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

(a)

“Confidential Information” includes without limitation all information regarding the customers of Insurance Company, the Trust, TPIS or any of their subsidiaries, affiliates, or licensees, or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers, or any information derived therefrom;

(b)

Neither Insurance Company, the Trust, Adviser or TPIS may disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to Insurance Company, the Trust, or TPIS as set forth in this Agreement; and Insurance Company, the Trust, and TPIS agree to cause their employees, agents and representatives, or any other party to whom Insurance Company, the Trust, or TPIS may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose. Insurance Company, the Trust and TPIS agree to maintain in confidence the other’s Confidential Information and limit access to said Confidential Information within their own organization to only those persons who need to know such Confidential Information. Each party will treat the Confidential Information of the others with at least the same degree of care they use to protect their own proprietary information, but no less than reasonable care under the circumstances ;

(c)

Insurance Company, the Trust, and TPIS agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such Confidential Information against any anticipated threats or hazards to the security and integrity of such measures implemented to ensure the security and confidentiality of such Confidential Information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm to any of the customers of Insurance Company or any of its subsidiaries, affiliates or licensees or substantial harm to Insurance Company, the Trust or to TPIS; Insurance Company, the Trust, and TPIS further agree to cause all their respective agents, representatives or subcontractors, or any other party to whom they provide access to or disclose Confidential Information, to implement appropriate measures to meet the objectives set forth in this Section 12.2.

(d)

In the event the receiving party is required to disclose another party’s Confidential Information pursuant to a judicial or governmental order, such receiving party will promptly notify the disclosing party in writing in sufficient time to allow intervention in response to such an order.

(e)

No receiving party shall acquire any rights in or to the Confidential Information of another party, except the limited right to use the Confidential Information solely for the purposes set forth in this Agreement or as agreed upon in writing by the parties.

(f)

Each party hereto respectively agrees to be responsible for compliance with the terms of this Section 12.2 and acknowledges that a breach of any of the terms in this Section 12.2 by any of their employees, agents, affiliates or others acting on their behalf will be deemed a breach. Each party hereto shall notify the other party upon discovery of any unauthorized use or disclosure of such party’s Confidential Information or any other breach of this Section 12.2 and will cooperate in every reasonable way to help the other regain possession of its Confidential Information and prevent its further unauthorized use. Each party hereto acknowledges that a party, because of the nature of its Confidential Information, would suffer irreparable harm in the event of a material breach of the provisions of this Section 12.2 in that monetary damages would be inadequate to compensate for such a breach, and that in the event of any material breach or threatened material breach by a party of any such provisions, the non-breaching party shall be entitled, in addition to such other legal or equitable remedies which might be available, to seek preliminary or temporary injunctive relief in any court of competent jurisdiction against the threatened material breach or continuation of any such material breach without showing or proving any actual damages sustained by it. If the non-breaching party prevails against the breaching party in any action brought to enjoin a material breach or threatened breach of this Section 12.2, it shall be entitled to reasonable attorney’s fees and costs in connection with such legal proceeding.

(g)	Each party hereto agrees that the terms of this Section 12.2 shall survive the termination or cancellation of this Agreement.

12.3    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish state insurance commissioners with any information or reports in connection with services provided under this Agreement which such commissioners may request in order to ascertain whether the variable contract operations of Insurance Company are being conducted in a manner consistent with state variable annuity laws and regulations and any other applicable law or regulations.

12.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8    This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9    The schedules to this Agreement (each, a “Schedule,” collectively, the “Schedules”) form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

12.10    Insurance Company and the Trust have established and will maintain policies and procedures to comply with applicable laws and regulations relating to anti-money laundering and anti-terrorism financing activities including, without limitation, the U.S.A. Patriot Act, the lists promulgated or maintained by the United States Department of Treasury naming specially designated nationals or blocked persons (a “Prohibited Person”), and any other laws, regulations, executive orders or similar actions that impose sanctions or prohibit or restrict transactions or relations with designated persons, entities, organizations or governments (collectively, the “Laws”).

Insurance Company agrees to, prior to sending a purchase or redemption order under this Agreement, screen, in accordance with current industry standards for the U.S. life insurance industry, each life insurance policy to ensure that an owner, insured, or beneficiary is not a Prohibited Person.

Should Insurance Company or the Trust discover or otherwise become aware that a purchase order has been entered into or a redemption has been made in violation of the Laws, the party who first becomes aware of the violation will notify the other party within five (5) business days of such discovery, and Insurance Company will provide to the Trust written notice of all information known by Insurance Company regarding the identity of the Prohibited Person, including the name, date of birth, country, state or providence of the residence and/or business, social security number or any other governmental identification number(s) of such Prohibited Person. The parties will cooperate in order to take all necessary corrective actions.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

INSURANCE COMPANY:	TIAA-CREF Life Insurance Company

By its authorized officer

By:
Title:
Date:

TRUST:	TIAA-CREF Life Funds

By its authorized officer

By:
Title:
Date:

The Adviser:	Teachers Advisor, Inc.

By its authorized officer

By:
Title:
Date:

TPIS:	Teachers Personal Investors Services, Inc.

By its authorized officer

By:
Title:
Date:

SCHEDULE A

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

A.    Agreement to Provide Information.

Insurance Company agrees to provide the Trust or its designee, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all Shareholders of the Accounts, and the amount and date of every purchase, redemption, transfer, and exchange of Shares held through the Accounts during the period covered by the request. Unless otherwise specifically requested by the Trust or its designee, Insurance Company shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

B.    Period Covered by a Request.

The Trust agrees to provide Insurance Company a written request that must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Trust may request transaction information older than 180 days from the date of the request as the Trust deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Trust.

C.    Form and Timing of Response.

Insurance Company agrees to provide promptly upon request by the Trust or its designee, but in any event not later than five business days after receipt of a request, the requested information specified in Section A. If requested by the Trust or its designee, Insurance Company agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section A is itself a financial intermediary (“indirect intermediary”) and, upon further request by the Trust or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section A for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Trust. Insurance Company shall promptly inform the Trust or its designee whether it plans to provide such information or restrict trading. A response required by this paragraph must be in writing and in a mutually agreed upon format. To the extent practical, the format for any transaction information provided should be consistent with the NSCC Standardized Data Reporting Format.

D.    Agreement to Restrict Trading.

Insurance Company agrees to execute written instructions from the Trust or its designee to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by the Trust or its designee as having engaged in violations of the Trust’s excessive trading and market timing policies. Instructions to restrict or prohibit trading must include the TIN, ITIN, GII or individual contract owner number if known and the specific restriction to be executed, including the length of time such restriction shall remain in place. If the TIN, ITIN, GII or specific individual Contract owner number or participant account number associated with the Shareholder is not known, then the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates. Unless otherwise directed by the Trust, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Insurance Company.

Insurance Company agrees to execute instructions to restrict trading as soon as reasonably practical, but not later than five (5) Business Days after receipt of such instructions.

Insurance Company will provide written confirmation to the Trust or its designee that instructions from the Trust to restrict trading have been executed. Insurance Company will provide such confirmation as soon as reasonably practical, but not later than ten (10) Business Days after instructions have been executed.

E.    Limitation on Use of Information.

The Trust agrees not to use the information received from Insurance Company for marketing or any other similar purpose without prior written consent of Insurance Company. The Trust agrees to keep any non-public information furnished by Insurance Company confidential consistent with the Trust’s then-current privacy policy, except as necessary to comply with federal, state, or local laws, rules, or other applicable legal requirements.

F.    Definitions.

The term “Trust” is any open-end mutual fund or series thereof and includes the Trust’s principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in Rule 22c-2(b) under the 1940 Act.

The term “Shares” means the interest of Shareholders corresponding to the redeemable securities of record issued by the Trust under the 1940 Act that are held by Insurance Company.

The term “Shareholder” means the holder of interests in a Contract or a participant in an employee benefit plan with a beneficial interest in a Contract.

The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to the Trust, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to the Trust as a result of “dollar cost averaging” programs, Insurance Company-approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) onetime step-up in contract value pursuant to a Contract death benefit; (iv) step-ups in contract value pursuant to a Contract living benefit; (v) allocation of assets to the Trust through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (vi) pre-arranged transfers at the conclusion of a required free-look period.

The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of the Trust, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of the Trust as a result of annuity payouts, loans, systematic withdrawal programs, Insurance Company-approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of the Trust as a result of scheduled withdrawals or surrenders from a Contract; or (iv) as a result of payment of a death benefit from a Contract.

The term “writing” includes electronic writing and facsimile transmissions.

SCHEDULE B

If the Trust determines that corrective action is necessary with respect to any of the Accounts or the Contracts as a result of an error in the computation of the net asset value of Designated Fund shares, dividend or capital gain errors (“Price Error”), TPIS will promptly notify Insurance Company of the Price Error. The materiality of an incorrect price will be determined with reference to the Trust’s then-existing pricing error procedures or, in the absence of such procedures, applicable SEC guidance. TPIS may provide notice of a Price Error via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Designated Fund’s other shareholders, the reason for the price change. TPIS will also communicate to Insurance Company the amount and nature of any changes to TPIS’ records with respect to an Account made in order to correct a Price Error. Insurance Company shall adjust all Contract owners’ accounts effect by the Price Error and such loss incurred by those Contract owners owed additional shares shall be offset by the gain in Contract owners’ accounts who received excess shares. Upon receipt of reasonable documentation verifying such losses, TPIS shall reimburse the Account(s) with the appropriate number of additional shares. In the event of an overpayment to a Contract owner as a result of any error, Insurance Company will make a good faith attempt to the extent practicable and permitted by law to collect such overpayment on behalf of, and return such overpayment to, TPIS.

Compensating Insurance Company for its expenses, TPIS shall promptly pay for systems and reasonable related costs (including preparing and mailing revised statements costs for each Price Error occurrence; provided, Insurance Company provides a full accounting of expenses and uses its best efforts to mitigate all expenses; and provided further, such cap shall be applied in the aggregate across all agreements between Insurance Company and its affiliates.